Exhibit 99.1

Actelis Networks Reports Second Quarter 2023

FREMONT, Calif., August 24, 2023 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for wide area IoT applications, today reported financial results for the fiscal second quarter and first six months ended June 30, 2023.

Second Quarter and First Half 2023 Financial Highlights:

●	Revenues up 3% sequentially to $1.9 million for the second quarter ended June 30, 2023, due to improved supply chain availability, and open order backlog delivery, as components availability is improving.

●	Revenues at $3.74 million for the first half of 2023 vs. $4.95 million in prior year, mostly due to the increase of 8% in delivery of sales to IoT customers offset by a reduction of 64% in Telecom, as the focus of the company shifts away from telecom business to IoT. This reduction in telecom business includes a reduction in software license revenues in the second quarter of 2022 affecting such trend. New order booking for the first half of 2023 consisted of 75% from IoT customers vs. 44% in the year ago period; The Company expects to get to nearly 90% of new order booking from IoT customers by end of 2023 exemplifying our IoT growth unmasked by the decline of our Telecom business.

●	Gross Margin at 35% for the first half of 2023, compared to 50% for the first half of 2022, driven by product-software mix change associated with the focus shift to IoT.

●	Net Loss for the first half of 2023 decreased 45% year-over-year to $3.5 million, compared to a net loss of $6.3 million for the first half of 2022, due to the decrease in financial expenses, following the conversion of financial instruments as a result of the Company’s IPO in May 2022, and implementation of cost reduction measures.

●	Non-GAAP adjusted EBITDA loss is down 21% sequentially to $1.26 million for the second quarter ended June 30, 2023, as the Company implements cost reduction measures, and at the same time continues to invest in sales and marketing to drive growth.

Recent Company Highlights:

●	New orders from SITA, the largest global provider of airport operations management systems in the amount of $444 thousand from eighteen different airports as part of the previously announced three-year contract, bringing the total life-to-date new orders to $950 thousand. New airports include Los-Angeles LAX, Orlando, Boston Logan, Santiago De Chile, Pasay Philippines and more.

●	Executed a cost reduction program, estimated to result in savings measures amounting to approximately 15% of its 2022 operating expenses (excluding one-time expenses), on an annualized basis.

●	Launched nine new high performance 10gbps fiber optic product series of advanced, software managed, temperature and cyber-hardened, layer 2 and layer 3 fiber optic switching devices. This release will enable Actelis to deliver a much broader selection of solutions for large and small networks, at higher speeds, in support of hybrid-fiber-copper networks that contain a larger part of fiber networking.

●	Closed a $3.5 million private placement of 944,670 shares of its common stock (or common stock equivalents) and warrants to purchase up to 944,670 shares of its common stock at a purchase price of $3.705 per share of common stock (or common stock equivalent) and associated warrant priced at-the-market under Nasdaq rules. The warrants have an exercise price of $3.58 per share, are exercisable immediately upon issuance and will expire five and one-half years following the issuance. The Company may receive approximately $3.38 million in additional gross proceeds if the warrants are exercised in full for cash and there is no assurance that any of the warrants will be exercised.

●	Welcomed Bret Harrison as the new Senior VP of Sales for the Americas. Bret brings a wealth of experience in the areas of sales leadership, business development and key partners/alliances management roles within enterprises, cybersecurity, telecommunications, and IoT solutions companies. Bret is returning to Actelis after a successful 10-year tenure with Actelis, thereafter as VP Sales, as well as at Avaya, Checkpoint, and Palo Alto Networks, driving sales at hundreds of millions of dollars annually.

●	Component shortage challenges improved, with lead-times approaching pre COVID19 levels. As a result, the Company is seeking to reduce the amount of working capital tied to supply chains, and to improve delivery and logistics metrics.

●	Continuing to monitor to help prevent irregular trading activities through the engagement with Shareholder Intelligent Services (“ShareIntel”). Such engagement shall continue for the next 6 months to continuously monitor and actively approach identified broker-dealers.

●	Certification of Federal Information Processing Standards (FIPS), which provides advanced encryption for operating systems running on the Company’s federal and military cyber security products is moving forward.

●	Successfully showcased and tested with customers the new GL800 and GL900 next generation, gigabit-grade, hybrid fiber-copper product families. The new product families are designed to enable rapid deployment of cyber-hardened, gigabit connectivity utilizing existing infrastructure of copper and coax to locations and buildings (with GL800) as well as to connect overnight end users and devices inside buildings including multi-dwelling units (“MDUs”) (with GL900) – where fiber installation is difficult and costly. The product families target a variety of IoT applications for rail, military and campus networks, 4G/5G/mobile base stations backhaul, as well as up to 18 million residential and business multi-dwelling unit/buildings (MDUs) in the U.S. alone. The showcase and successful testing took place with rail and military customers and exceeded expectations.

•	Late June, the Company reported its successful implementation of HVAC IoT digitization for the US military partnering with Jacobs Engineering as integration partner. Replacing the military’s existing 3rd party connectivity solution, Actelis provided connectivity for Heating, Ventilation, and Air Conditioning (HVAC) system monitoring and control rapidly and cyber-safely through its hybrid fiber-copper solutions.

•	In August, the Company announced additional wins in the United States Air Force and in Japan with Highway and Rail agencies.

Management Commentary:

“As we close out the first half of the year, Actelis continues to experience strong momentum in growing our pipeline of IoT customers and channels to further accelerate growth,” said Tuvia Barlev, Chairman and CEO of Actelis. “We launched the Gigaline fiber optic series and we are about to launch additional hybrid fiber-copper-coax enabled products that would complete the picture for our customers in any of the environments we serve including multi-dwelling units and including FIPS enabled, cyber-hardened, encrypted products. We also introduced our newest roadmap concept of cyber-aware-networking recently and we are working both organically as well as inorganically to achieve it. Our telco business has continued to decline but is being offset by our focus on serving our IoT verticals well and the growth opportunity there is exciting. As we approach a clear inflection point as the growth in IoT fully offsets our telco business we are investing in global sales and marketing to ensure we deliver strong performance in the coming quarters.”

“While we continue to reach new customers, we have carefully implemented cost savings measures as internal projects are coming to completion and freeing up resources. As a result, we are re-focusing our investment in IoT opportunities and cyber-aware-networking while keeping the cash burn-rate as low as needed,” Barlev added. “Our newly raised funding of $3.5M in gross proceeds, alongside the expense reduction efforts bolsters our balance sheet as we continue to make solid progress. We are also focused on improving our working capital as the supply chain availability is improving, as well as with regards to releasing restricted cash we own against our debt.”

“We have not been affected by the recent political climate in Israel and we enjoy a foreign exchange advantage for expenses related to our Israel office,” Barlev added.

Fiscal Second Quarter and First Half 2023 Financial Results:

Revenues for the for the three months ended June 30, 2023, amounted to $1.9 million, compared to $3.1 million for the three months ended June 30, 2022. The decrease from the corresponding period was primarily attributable to a decrease of $1.3 million of revenues generated from North America and Asia Pacific, offset by an increase of $0.1 million in revenues generated from Europe, the Middle East and Africa.

Revenues for the six months ended June 30, 2023, amounted to $3.74 million, compared to $4.95 million for the six months ended June 30, 2022. The decrease from the corresponding period was primarily attributable to a decrease of $1.3 million in revenues generated from North America and Europe, the Middle East and Africa, offset by an increase of $0.1 million in revenues generated from Asia Pacific.

Cost of revenues for the three months ended June 30, 2023, amounted to $1.3 million compared to $1.2 million for the three months ended June 30, 2022. The increase from the corresponding period was primarily attributable to change in product mix.

Cost of revenues for the six months ended June 30, 2023, amounted to $2.4 million compared to $2.45 million for the six months ended June 30, 2022.

Gross profit for the three months ended June 30, 2023, amounted to $0.6 million or 33% of revenue, compared to $1.9 million, or 62% of revenue for the three months ended June 30, 2022. The decrease from the corresponding period was mainly due to change in product mix.

Gross profit for the six months ended June 30, 2023, amounted to $1.3 million or 35% of revenue, compared to $2.5 million, or 50% of revenue for the six months ended June 30, 2022. The decrease from the corresponding period was mainly due to change in product mix.

Research and development expenses for the three months ended June 30, 2023, amounted to $0.7 million compared to $0.7 million for the three months ended June 30, 2022.

Research and development expenses for the six months ended June 30, 2023, amounted to $1.4 million compared to $1.3 million for the six months ended June 30, 2022. The increase was mainly due to an increase in payroll expenses for research and development personnel in the amount of $25,000, and an increase in professional services related to research and development in the amount of $51,000.

Sales and marketing expenses for the three months ended June 30, 2023, amounted to $0.7 million compared to $0.8 for the three months ended June 30, 2022. The decrease was mainly due to a decrease in commission expenses.

Sales and marketing expenses for the six months ended June 30, 2023, amounted to $1.6 million compared to $1.6 for the six months ended June 30, 2022, with sales and marketing investments made in 2023, offsetting lower sales commission expenses.

General and administrative expenses for the three months ended June 30, 2023, amounted to $0.97 million compared to $1.07 million for the three months ended June 30, 2022. The decrease is driven by cost reduction measures.

General and administrative expenses for the six months ended June 30, 2023, amounted to $1.8 million compared to $1.7 million for the six months ended June 30, 2022. This increase was mainly due to payroll, insurance expenses and professional services expenses, in connection with our IPO completed in May 2022 and those costs associated with being a public company.

Operating loss for the three months ended June 30, 2023, was $1.7 million, compared to an operating loss of $0.7 million for the three months ended June 30, 2022. The increase was mainly due to the decrease in revenues and gross margin.

Operating loss for the six months ended June 30, 2023, was $3.6 million, compared to an operating loss of $2.1 million for the six months ended June 30, 2022. The increase was mainly due to the decrease in revenues and gross margin.

Other Financial income, net and interest expenses for the three months ended June 30, 2023, were $0.1 million (including $0.2 million interest expenses) compared to financial expense of $1.0 million (including $0.2 million interest expenses) for the three months ended June 30, 2022. During the three months ended June 30, 2023, the Company recorded financial income in connection with a decrease in fair value of warrants in the amount of $0.4 million, compared to an increase in fair value of various financial instruments prior to the IPO completed in May 2022, such as a convertible loan, note and warrants in the amount of $1.4 million, for the three months ended June 30, 2022. In addition, the Company recorded income in the amount of $0.1 from exchange rate differences during the three months ended June 30, 2023, compared to $0.5 million, during the three months ended June 30, 2022.

Other Financial income, net and interest expenses for the six months ended June 30, 2023, were $0.1 million (including $0.35 million interest expenses) compared to financial expense of $4.2 million (including $0.4 million interest expenses) for the six months ended June 30, 2022. During the six months ended June 30, 2023, the Company recorded financial income in connection with a decrease in fair value of warrants in the amount of $0.4 million, compared to an increase in fair value of various financial instruments prior to the IPO completed in May 2022, such as a convertible loan, note and warrants in the amount of $4.5 million. In addition, the Company recorded income in the amount of $0.25 million from exchange rate differences, compared to $0.65 during the three months ended June 30, 2022.

Net loss for the three months ended June 30, 2023, was $1.6 million, compared to net loss of $1.7 million for the three months ended June 30, 2022.

Net loss for the six months ended June 30, 2023, was $3.5 million, compared to net loss of $6.3 million for the six months ended June 30, 2022. This decrease was primarily due to the decrease in revenues and gross margin offset by a decrease in financial expenses, resulting from the conversion of the financial instruments the Company had such as a convertible loan, note and warrants from the IPO completed in May 2022.

Adjusted EBITDA income (loss), a non-GAAP measurement of operating performance (reconciled below to Net Loss), for the three months ended June 30, 2023, was $(1.26) million, compared to $0.1 million in the comparable year-ago period. This was primarily a result of product mix change which resulted in a decreased gross profit and a decrease in other one-time costs and expenses.

Adjusted EBITDA loss, a non-GAAP measurement of operating performance (reconciled below to Net Loss), for the six months ended June 30, 2023, was $(2.85) million, compared to $(0.9) million in the comparable year-ago period. This was primarily attributed to product mix changes, as well as expenses associated with being a public company and a decrease in other one-time costs and expenses.

The Company reported a balance sheet with $13.6 million of total assets compared to $14.8 million as of December 31, 2022, $12.3 million of total liabilities compared to $11.6 million as of December 31, 2022, and $1.3 million of shareholders’ equity compared to shareholders equity of $3.3 million as of December 31, 2022.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are Non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide Non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show Non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the SEC, including, but not limited to, the risks detailed in the Company’s final prospectus (Registration No. 333-264321), filed with the SEC on May 16, 2022. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Investor Relations Contact:

Kirin Smith

PCG Advisory

Ksmith@pcgadvisory.com

-Financial Tables to Follow-

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(U. S. dollars in thousands except for share and per share amounts)

	June 30, 2023	December 31, 2022
Assets
CURRENT ASSETS:
Cash and cash equivalents	2,573	3,943
Short term deposits	809	1,622
Restricted bank deposits	454	451
Trade receivables, net of allowance for credit losses of $125 as of June 30, 2023, and December 31, 2022.	1,759	3,034
Inventories	1,808	1,179
Prepaid expenses and other current assets	470	678
TOTAL CURRENT ASSETS	7,873	10,907

NON-CURRENT ASSETS:
Property and equipment, net	70	80
Prepaid expenses	492	492
Restricted cash	2,214	336
Restricted bank deposits	2,213	2,027
Severance pay fund	231	239
Operating lease right of use assets	464	726
Long term deposits	17	12
TOTAL NON-CURRENT ASSETS	5,701	3,912

TOTAL ASSETS	13,574	14,819

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

UNAUDITED

(U. S. dollars in thousands except for share and per share amounts)

	June 30, 2023	December 31, 2022
Liabilities and redeemable convertible preferred stock and shareholders’ equity
CURRENT LIABILITIES:
Current maturities of long-term loans	1,223	553
Warrants	8	8
Trade payables	1,918	1,781
Deferred revenues	493	484
Employee and employee-related obligations	772	793
Accrued royalties	996	900
Current maturities of operating lease liabilities	303	445
Other accrued liabilities	1,003	1,238
TOTAL CURRENT LIABILITIES	6,716	6,202
NON-CURRENT LIABILITIES:
Long-term loan, net of current maturities	3,456	4,625
Warrants	1,576	-
Deferred revenues	-	164
Operating lease liabilities	141	237
Accrued severance	264	278
Other long-term liabilities	32	48
TOTAL NON-CURRENT LIABILITIES	5,469	5,352
TOTAL LIABILITIES	12,185	11,554

COMMITMENTS AND CONTINGENCIES (Note 10)

REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Redeemable convertible preferred stock - $0.0001 par value, 10,000,000 authorized as of June 30, 2023, December 31, 2022. None issued and outstanding as of June 30, 2023, December 31, 2022.	-	-

WARRANTS TO PLACEMENT AGENT (Note 11(e))	104	-
SHAREHOLDERS’ EQUITY (**):
Common stock, $0.0001 par value: 3,000,000 shares authorized as of June 30, 2023, and December 31, 2022, respectively; 1,930,718 and 1,737,986 shares issued and outstanding as of June 30,2023 and December 31, 2022, respectively	1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of June 30, 2023, and December 31, 2022, respectively; None issued and outstanding as of June 30, 2023, and December 31, 2022, respectively.	-	-
Additional paid-in capital	38,174	36,666
Accumulated deficit	(36,890)	(33,402)
TOTAL SHAREHOLDERS’ EQUITY	1,285	3,265
TOTAL LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY	13,574	14,819

(**)	Adjusted to reflect reverse stock split, see note 3(f).

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(U. S. dollars in thousands except for share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

REVENUES	1,896	3,081	3,744	4,949
COST OF REVENUES	1,264	1,159	2,424	2,445
GROSS PROFIT	632	1,922	1,320	2,504

OPERATING EXPENSES:
Research and development expenses, net	669	676	1,426	1,326
Sales and marketing expenses, net	712	837	1,641	1,567
General and administrative expenses, net	969	1,067	1,834	1,702
TOTAL OPERATING EXPENSES	2,350	2,580	4,901	4,595

OPERATING LOSS	(1,718)	(658)	(3,581)	(2,091)
Interest expense	(171)	(204)	(351)	(424)
Other Financial income (expenses), net	296	(792)	444	(3,778)
NET COMPREHENSIVE LOSS FOR THE PERIOD	(1,593)	(1,654)	(3,488)	(6,293)

Net loss per share attributable to common shareholders – basic and diluted (*)	$(0.68)	$(1.74)	$(1.72)	$(10.9)
Weighted average number of common stock used in computing net loss per share – basic and diluted (*)	2,333,381	952,223	2,033,747	578,726

(*)	Adjusted to reflect reverse stock split, see note 3(f).

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

Non-GAAP adjusted EBITDA

(U.S. dollars in thousands)	Three months Ended June 30, 2023	Three months Ended June 30, 2022	Six months Ended June 30, 2023	Six months Ended June 30, 2022
Revenues	$1,896	$3,081	$3,744	$4,949
GAAP net loss	(1,593)	(1,654)	(3,488)	(6,293)
Interest Expense	171	204	351	424
Other Financial expenses (income), net	(296)	792	(444)	3,778
Tax Expense	19	62	40	74
Fixed asset depreciation expense	6	10	13	20
Stock based compensation	97	14	192	28
Research and development, capitalization	112	138	258	280
Other one-time costs and expenses	223	513	223	801
Non-GAAP Adjusted EBITDA	(1,261)	79	(2,855)	(888)
GAAP net loss margin	(84.02)%	(53.67)%	(93.16)%	(127.2)%
Adjusted EBITDA margin	(66.51)%	2.6%	(76.25)%	(17.94)%

	For the three months ended June 30		For the six months ended June 30
(U.S. dollars in thousands)	2023	2022	2023	2022
Revenues	$1,896	$3,081	$3,744	$4,949

Non-GAAP Adjusted EBITDA	(1,261)	79	(2,855)	(888)

As a percentage of revenues	(66.51)%	2.6%	(76.25)%	(17.94)%

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended June 30,
	2023	2022
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(3,488)	(6,293)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13	20
Changes in fair value related to warrants to lenders and investors	(396)	1,115
Warrant issuance costs	223	-
Inventories write-downs	97	80
Exchange rate differences	(226)	(739)
Share-based compensation	192	28
Changes in fair value related to convertible loan	-	1,648
Changes in fair value related to convertible note	-	1,753
Financial income from long term bank deposit	(64)	(4)
Changes in operating assets and liabilities:
Trade receivables	1,275	(962)
Net change in operating lease assets and liabilities	24	(82)
Inventories	(726)	(91)
Prepaid expenses and other current assets	208	(735)
Trade payables	137	(261)
Deferred revenues	(155)	227
Other current liabilities	(36)	378
Other long-term liabilities	(17)	136
Net cash used in operating activities	(2,939)	(3,782)
CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposits	810	(71)
Long term Restricted bank deposits	(125)	-
Long term deposits	(5)	-
Purchase of property and equipment	(3)	(16)
Net cash provided by (used in) investing activities	677	(87)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	10	*
Proceeds from common stocks, pre-funded warrants and warrants (see Note 11d)	3,500	-
Proceeds from initial public offering and private placement	-	18,712
Underwriting discounts and commissions and other offering costs	(291)	(2,175)
Repurchase of common stock	(50)	-
Repayment of long-term loan	(389)	(316)
Net cash provided by financing activities	2,780	16,221

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(10)	(739)

INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	508	12,352

BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	4,279	795

BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	4,787	13,147

*	Represents an amount less than $1 thousands.

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).